UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

NARA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard

Suite 1000

Los Angeles, CA 90010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 639-1700

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 19, 2011, Center Bank filed applications with the Federal Deposit Insurance Corporation and the California Department of Financial Institutions requesting approval of the previously reported planned merger of Nara Bank and Center Bank. The merger of the two banks is to be in connection with the proposed “merger of equals” business combination previously announced by their respective holding companies, Nara Bancorp, Inc. (“Nara Bancorp”) and Center Financial Corporation (“Center Financial”).

Center Financial and Nara Bancorp intend to file at a later date an application with the Board of Governors of the Federal Reserve System requesting approval of the concurrent merger of Center Financial and Nara Bancorp.

On May 20, 2011, Center Financial and Nara Bancorp issued a joint press release announcing their branch consolidation plan for the merger of Nara Bank and Center Bank. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release, dated May 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: May 20, 2011	/s/ Alvin D. Kang
Alvin D. Kang
President and Chief Executive Officer

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